UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 18, 2015

JUBILANT FLAME INTERNATIONAL, LTD
(Exact name of registrant as specified in its charter)

Nevada	333-173456	27-2775885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

2293 Hong Qiao Rd, Shanghai China, 200336

(Address of principal executive offices)

+86 21 64748888

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 18, 2015, Jubulant Flame International, LTD (the “Company”) entered into an Equity Purchase Agreement, and a Registration Rights Agreement (collectively the “Agreements”) with Premier Venture Partners, LLC, a California limited liability company (the “Investor”).

Pursuant to the terms of the Agreements, the Investor shall invest up to Five Million U.S. Dollars ($5,000,000) to purchase the Company’s common stock in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D promulgated by the SEC under the 1933 Act, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the sales of shares of the Common Stock made pursuant to the Agreements. The Company has further agreed to register the shares of common stock sold to the Investor pursuant to the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Equity Purchase Agreement

10.2	Registration Rights Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Jubilant Flame International, LTD

By:	/s/ Yan Li
Yan Li
President and Director